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                                                                    Exhibit 99.1

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 SPECIAL MEETING OF STOCKHOLDERS, May 29, 1998


     The undersigned stockholder of CONTINENTAL CAN COMPANY, INC. hereby appoints DONALD J. BAINTON, LINDA DRISCOLL and ABDO YAZGI, or any one or more of them, with full power of substitution and revocation, proxies of the undersigned to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of said corporation to be held at 10:00 a.m. on May 29, 1998 at the Union League Club, 38 East 37th Street, New York, New York, and at any adjournment thereof, as follows:

     (1)   Proposal to approve the Merger Agreement and the Merger.

           [ ]  For       [ ]  Against       [ ]  Abstain

     (2) In accordance with their best judgment upon such other matters as may properly come before the meeting.

                   (continued and to be signed on other side)




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                          (continued from other side)


This Proxy is solicited by the Board of Directors and, when executed, will be voted in accordance with the specifications made by the undersigned stockholder on the reverse side hereof. To the extent that such specifications are omitted, this Proxy will be voted in favor of the Merger, and on other matters in accordance with the best judgment of the proxies.


PLEASE SIGN AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.


PLEASE DO NOT FORGET TO DATE THIS PROXY  Dated:___________, 1998






                                          ____________________________________
                                                 Signature of Stockholder





                                          ____________________________________
                                                 Signature of Stockholder
                                          (please sign exactly as name appears
                                          at left. Executors, administrators,
                                          guardians, trustees, attorneys and
                                          officers signing for corporations
                                          should give full title. For joint
                                          owners, each should sign.)





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